UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 3, 2026

CLARIVATE PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands

(State or other jurisdiction of incorporation or organization)

001-38911

(Commission File Number)

N/A

(I.R.S. Employer Identification No.)

70 St. Mary Axe

London	EC3A 8BE

United Kingdom

(Address of Principal Executive Offices)

(44) 207-433-4000

Registrant's telephone number, including area code

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	CLVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On July 3, 2026, certain subsidiaries of Clarivate Plc (“Clarivate” or the “Company”) entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) with an affiliate of Altaris, LLC (“Buyer”), pursuant to which, among other things, Clarivate has agreed to sell its Life Sciences and Healthcare business to Buyer (the “Transaction”).

The consummation of the Transaction is subject to certain specified closing conditions, including the receipt of certain regulatory approvals and other customary closing conditions, including, subject to certain materiality exceptions, the accuracy of each party’s representations and warranties and each party’s compliance with its obligations and covenants under the Purchase Agreement. The Transaction does not require the approval of Clarivate’s shareholders. Subject to the satisfaction or waiver of the foregoing conditions and the other terms and conditions contained in the Purchase Agreement, the Transaction is expected to close by the end of calendar year 2026.

Upon the terms and subject to the conditions set forth in the Purchase Agreement, Buyer has agreed to pay an aggregate purchase price of $600,000,000, which consists of (i) cash consideration of $500,000,000 payable upon the closing of the Transaction, subject to customary adjustments for cash, indebtedness, working capital and transaction expenses as more fully set forth in the Purchase Agreement, (ii) deferred consideration of $25,000,000 payable upon the latest of (x) 20 business days after the completion by a subsidiary of Clarivate of the transition services to be provided to the Buyer, (y) 20 business days after the receipt of the final payment for such services and (z) January 31, 2028 (but no later than January 31, 2028, in any case) and (iii) the issuance of an unsecured senior note by an affiliate of Buyer in an aggregate principal amount of $75,000,000 to a subsidiary of Clarivate at the closing of the Transaction.

The Purchase Agreement contains representations, warranties, and covenants of the parties customary for transactions of this type. Prior to the consummation of the Transaction, Clarivate has agreed, subject to certain exceptions, to conduct the Life Sciences and Healthcare business in the ordinary course of business.

Pursuant to the Purchase Agreement, Clarivate and Buyer will enter into a transition services agreement and certain other commercial arrangements at the closing of the Transaction to ensure an orderly transition of business operations post-closing.

The Purchase Agreement contains certain termination rights for Buyer and Clarivate under certain circumstances, including: (a) by mutual written agreement of the parties; (b) by either party if the Transaction is not consummated on or before March 3, 2027, provided that such right to terminate is not available to any party who is in material violation or breach of its representations, warranties, obligations or covenants under the Purchase Agreement such that the conditions to the consummation of the Transaction would not be satisfied; (c) by either party if the Transaction would violate any non-appealable final order or applicable law, in either case, in any jurisdiction in which the Clarivate parties and their subsidiaries or Buyer have more than a de minimis amount of assets or de minimis amount of business operations that makes the consummation of the Transaction illegal or otherwise prohibited or permanently enjoins the parties from consummating the Transaction, provided that such right to terminate is not available to any party whose breach of the Purchase Agreement has caused or resulted in such order; (d) by either party for certain material breaches of the Purchase Agreement that are not cured or curable; or (e) by the Company if the conditions to the consummation of the Transaction have been satisfied, the Company has given notice to Buyer that it is ready, willing and able to consummate the Transaction, and Buyer has failed to consummate the Transaction following the delivery of such notice.

Buyer has obtained equity and debt financing commitments for the purpose of financing the closing date payments owed by the Buyer in connection with the Transaction. Certain funds affiliated with Altaris, LLC (collectively, the “Altaris Funds”) have committed to capitalize the Buyer at the closing of the Transaction with equity financing sufficient, along with the debt financing, to consummate the Transaction, subject to the terms and conditions set forth in the equity commitment letter. In addition, the Altaris Funds have guaranteed payment of the termination fee of $33,000,000 payable by Buyer in certain circumstances including if Buyer’s debt financing is not available at the closing of the Transaction, as well as certain other expenses that may be owed by Buyer pursuant to the Purchase Agreement, subject to the terms and conditions set forth in the Purchase Agreement and the limited guarantee provided by the Altaris Funds to Clarivate.

The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2026, a subsidiary of Clarivate entered into a retention agreement with Henry Levy, Clarivate’s President, Life Sciences & Healthcare, to encourage his continued commitment toward the completion of the Transaction. Under the terms of the retention agreement, (i) if the closing of the Transaction occurs prior to March 31, 2027, any unvested Clarivate restricted stock unit awards outstanding as of immediately prior to the closing of the Transaction will vest in full, subject to Mr. Levy’s continued employment through such time, (ii) upon the closing of the Transaction, any unvested Clarivate performance share units will be cancelled for no consideration and (iii) in the event that Mr. Levy’s employment with Clarivate, Buyer or an affiliate of Buyer is terminated without cause (as defined in Clarivate’s Amended and Restated Executive Severance Plan) within six months following the closing of the Transaction, Mr. Levy will receive a lump sum severance payment equal to the sum of (a) 18 months’ of base salary and target annual bonus, (b) if Buyer has not otherwise paid Mr. Levy a 2026 annual bonus, an amount equal to his 2026 annual bonus, calculated based on actual performance as of the closing of the Transaction and (c) 18 months’ of the employer portion of monthly COBRA premium payments. Mr. Levy’s receipt of these payments and benefits is subject to his execution and non-revocation of a release of claims and compliance with his obligations under the retention agreement (including post-employment restrictive covenants).

The foregoing description of the retention agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which will be filed as an exhibit to Clarivate’s Quarterly Report on Form 10-Q filed for the quarter ending June 30, 2026.

Forward-Looking Statements

This report includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions, or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of the “safe harbor provisions” of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all matters that are not historical facts, including statements relating to our intentions, beliefs, or current expectations concerning, among other things, the anticipated divestiture of our Life Sciences & Healthcare business or any other strategic transactions we may explore, the anticipated use of proceeds from the divestiture of our Life Sciences & Healthcare business, anticipated cost savings, results of operations, financial condition, liquidity, capital allocation plans and share repurchases, foreign exchange impacts, prospects, growth, strategies, and the markets in which we operate, our financial guidance for the fiscal year 2026 and key drivers thereof and underlying assumptions, the impact or anticipated benefits of our Value Creation Plan and other growth strategies, the global macroeconomic uncertainty and volatility, the impact of artificial intelligence (“AI”) on our business and strategy, and the timing of any of the foregoing. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” or “should” or, in each case, their negative or other variations or comparable terminology. Such forward-looking statements are based on available current market material and management’s expectations, beliefs, and forecasts concerning future events impacting us. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in Item 1A. Risk Factors in our annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). There can be no assurance that future developments affecting us will be those that we have anticipated. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Please consult our public filings with the SEC, which are also available on our website at www.clarivate.com.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
2.1*	Stock and Asset Purchase Agreement dated as of July 3, 2026 by and among Janus Buyer, LP, Camelot UK Bidco Limited, Clarivate Analytics (UK) Limited and Camelot U.S. Acquisition LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Clarivate hereby agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2026

CLARIVATE PLC

By:	/s/ John Doulamis
	Name:	John Doulamis
	Title:	Senior Vice President &
General Counsel